UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

KIRBY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas		77007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-435-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2026, Ronald A. Dragg, 62, currently Kirby Corporation’s Vice President, Controller and Assistant Secretary, informed Kirby Corporation (the “Company”) that he intends to retire in the first quarter of 2027 following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2026.

Mr. Dragg’s retirement is not the result of any disagreement with the Company relating to the Company’s operations, policies, practices, accounting principles, financial statement disclosures, or internal controls. Mr. Dragg will continue to serve in his current positions during the transition period and will assist the Company in ensuring an orderly transition of his responsibilities. The Company thanks Mr. Dragg for his 30 years of service and dedication to the Company.

The terms of any compensatory arrangement in connection with Mr. Dragg’s retirement have not yet been determined. If a material compensatory arrangement is approved, the Company will amend this Current Report on Form 8-K to disclose the material terms of that arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

Date:	October 8, 2026	By:	/s/ Raj Kumar
Raj Kumar Executive Vice President and Chief Financial Officer